EXHIBIT A

AIRPLANES Group
Report to Certificateholders
All numbers in US$ unless otherwise stated

Payment Date: 17 May 2004.

Calculation Date: 11 May 2004.

(i) ACCOUNT ACTIVITY SUMMARY (Between Calculation Dates)

	Prior Balance	Deposits	Withdrawals	Balance on Calculation Date

	7-Apr-04			11-May-04

Lessee Funded Account	0.00	0.00	(0.00)	0.00
Expense Account (note ii)	2,207,904.02	10,795,299.28	(6,742,129.62)	6,261,073.68
Collection Account (note iii)	76,746,441.70	34,806,942.82	(16,746,441.70)	94,806,942.82

- Miscellaneous Reserve	-			-
- Maintenance Reserve	60,000,000.00			60,000,000.00
- Security Deposit	-			-
- Other Collections (net of interim withdrawals)	16,746,441.70			34,806,942.82

Total	78,954,345.72	45,602,242.10	(23,488,571.32)	101,068,016.50

(ii) ANALYSIS OF EXPENSE ACCOUNT ACTIVITY

Balance on preceding Calculation Date (April 7, 2004)	2,207,904.02
Transfer from Collection Account (previous Payment Date)	10,792,095.98
Transfer from Collection Account (interim deposit)	0.00
Interest Earned during period	3,203.30
Payments during period between prior Calculation Date and the relevant Calculation Date:
- Payments on previous Payment Date	(4,514,695.73)
- Other payments	(2,227,433.89)

Balance on relevant Calculation Date (May 11, 2004)	6,261,073.68

(iii) ANALYSIS OF COLLECTION ACCOUNT ACTIVITY

Balance on preceding Calculation Date (April 7, 2004)	76,746,441.70
Collections during period (Note 1)	34,806,942.82
Swap receipts (previous Payment Date)	0.00
Transfer to Expense Account (previous Payment Date)	(10,792,095.98)
Transfer to Expense Account (interim withdrawal)	0.00
Net transfer to Lessee Funded Accounts	0.00
Aggregate Certificate Payments (previous Payment Date)	(2,448,222.04)
Swap payments (previous Payment Date)	(3,506,123.68)

Balance on relevant Calculation Date (May 11, 2004)	94,806,942.82

AIRPLANES Group
Report to Certificateholders
All numbers in US$ unless otherwise stated

(iii) ANALYSIS OF COLLECTION ACCOUNT ACTIVITY (Cont'd)

	ANALYSIS OF CURRENT PAYMENT DATE DISTRIBUTIONS
	Priority of Payments
(i)	Required Expense Amount	13,000,000.00	Note 1:
Collections include proceeds of $3.4 million received in the current period in respect of the sale of two DC8-71F aircraft. Deposits totalling $0.3m had been received in a prior period in respect of these sales.

			Collections also include an amount of $5.7 million in respect of end-of-lease maintenance receipts on the redelivery of three A320-200 aircraft.
(ii)	a) Class A Interest	2,141,988.04
	b) Swap Payments	3,434,851.11
(iii)	First Collection Account Top-up	60,000,000.00
(iv)	Minimum Hedge Payment	0.00
(v)	Class A Minimum Principal (Note 2)	22,491,177.35
(vi)	Class B Interest	0.00
(vii)	Class B Minimum Principal	0.00
(viii)	Class C Interest	0.00
(ix)	Class D Interest	0.00
(x)	Second Collection Account Top-up	0.00
(xi)	Class A Principal Adjustment Amount	0.00
(xii)	Class C Scheduled Principal	0.00
(xiii)	Class D Scheduled Principal	0.00	Note 2: The class A minimum principal amount arrears are $24,268,017.53 following the payment of $22,491,177.35 on May 17, 2004.
(xiv)	Modification Payments	0.00
(xv)	Soft Bullet Note Step-up Interest	0.00
(xvi)	Class E Minimum Interest	0.00
(xvii)	Supplemental Hedge Payment	0.00
(xviii)	Class B Supplemental Principal	0.00
(xix)	Class A Supplemental Principal	0.00
(xx)	Class D Outstanding Principal	0.00
(xxi)	Class C Outstanding Principal	0.00
(xxii)	Class E Supplemental Interest	0.00
(xxiii)	Class B Outstanding Principal	0.00
(xxiv)	Class A Outstanding Principal	0.00
(xxv)	Class E Accrued Unpaid Interest	0.00
(xxvi)	Class E Outstanding Principal	0.00
(xxvii)	Charitable Trust	0.00

Total Payments with respect to Payment Date		101,068,016.50
Less Collection Account Top-Ups ((iii) and (x)above)		(60,000,000.00)

		41,068,016.50

AIRPLANES Group
Report to Certificateholders
All numbers in US$ unless otherwise stated

(iv) PAYMENT ON THE CERTIFICATES

(a) FLOATING RATE CERTIFICATES	A-6	A-8	A-9	Class B
Note 3:

					Step-up interest on Airplanes Group's subclass A-8 notes is payable at point (xv) in the Priority of Payments. To the extent that step-up interest is not paid, it will accrue in accordance with the terms of the subclass A-8 notes. Available cashflows were not sufficient to allow payment of step-up interest on any payment day to date. Total step-up interest accrued and unpaid on Airplanes Group's subclass A-8 notes at May 17, 2004 was $4,151,388.89. Interest on unpaid step-up interest (also payable at point (xv) in the Priority of Payments) accrued and unpaid at May 17, 2004 was $45,887.12.
Applicable LIBOR	1.10000%	1.10000%	1.10000%	1.10000%
Applicable Margin	0.34000%	0.37500%	0.55000%	0.75000%
Applicable Interest Rate	1.44000%	1.47500%	1.65000%	1.85000%
Interest Amount Payable
- Charge in current period on outstanding principal balance	124,210.26	917,777.78	1,100,000.00	373,033.83
- Charge in current period on interest arrears	N/A	N/A	N/A	2,905.56
- Accrued & unpaid interest from prior periods	N/A	N/A	N/A	1,766,895.48

	124,210.26	917,777.78	1,100,000.00	2,142,834.87

Interest Amount Payment	124,210.26	917,777.78	1,100,000.00	0.00

Step Up Interest Amount Payable (Note 3)	N/A	317,921.53	N/A	N/A

Opening Principal Balance	97,039,264.43	700,000,000.00	750,000,000.00	226,844,897.35
Minimum Principal Payment Amount	22,491,177.35	0.00	0.00	0.00
Adjusted Principal Payment Amount	0.00	0.00	0.00	0.00
Supplemental Principal Payment Amount	0.00	0.00	0.00	0.00
Total Principal Distribution Amount	22,491,177.35	0.00	0.00	0.00
Redemption Amount
- amount allocable to principal	0.00	0.00	0.00	0.00
- premium allocable to premium	0.00	0.00	0.00	0.00

Outstanding Principal Balance (May 17, 2004)	74,548,087.08	700,000,000.00	750,000,000.00	226,844,897.35

AIRPLANES Group
Report to Certificateholders
All numbers in US$ unless otherwise stated

(iv) PAYMENT ON THE CERTIFICATES

(b) FIXED RATE CERTIFICATES	Class	C	Class	D
Applicable Interest Rate	8.150	0%	10.875	0%
Interest Amount Payable
- Charge in current period on outstanding principal balance	2,375,979.69		3,580,412.50
- Charge in current period on interest arrears	81,787.74		165,204.76
- Accrued & unpaid interest from prior periods	12,042,366.76		18,229,491.29

	14,500,134.19		21,975,108.55

Interest Amount Payment	0.00		0.00

Opening Principal Balance	349,837,500.00		395,080,000.00
Scheduled Principal Payment Amount	0.00		0.00
Redemption Amount	0.00		0.00
- amount allocable to principal	0.00		0.00
- amount allocable to premium	0.00		0.00
Actual Pool Factor	0.93290	00	0.98770	00

Outstanding Principal Balance (May 17, 2004)	349,837,500.00		395,080,000.00

Table of rescheduled Pool Factors in the event of a partial redemption		n/a		n/a

AIRPLANES Group
Report to Certificateholders
All numbers in US$ unless otherwise stated

(v) FLOATING RATE CERTIFICATE INFORMATION FOR NEXT INTEREST ACCRUAL PERIOD (Aggregate Amounts)

	A-6	A-8	A-9	Class B
Applicable LIBOR	1.10000%	1.10000%	1.10000%	1.10000%
Applicable Margin	0.34000%	0.37500%	0.55000%	0.75000%
Applicable Interest Rate	1.44000%	1.47500%	1.65000%	1.85000%

(vi) CURRENT PERIOD PAYMENTS Per $100,000 Initial Outstanding Principal Balance of Certificates)

(a) FLOATING RATE CERTIFICATES
	A-6	A-8	A-9	Clas	s B

Opening Principal Amount	970.39	7,000.00	7,500.00	2,268.45
Total Principal Payments	(224.91)	0.00	0.00	0.00

Closing Outstanding Principal Balance	745.48	7,000.00	7,500.00	2,268.45

Total Interest Payment	1.24	9.18	11.00	0.00
Total Premium	0.00	0.00	0.00	0.00

(b) FIXED RATE CERTIFICATES
	Clas	s C	Clas	s D

Opening Principal Amount	3,498.38		3,950.80
Total Principal Payments	0.00		0.00

Outstanding Principal Balance	3,498.38		3,950.80

Total Interest Payment	0.00		0.00
Total Premium	0.00		0.00